Exhibit 10.1

                                TRUST AGREEMENT

THIS AGREEMENT is made effective the 8th day of May, 2006.

BETWEEN:

AfterGlow Explorations, Inc., a company duly incorporated under the laws of the State of Nevada and having an office at 6318 Quebec Street, British Columbia, Canada, V5W 2P7. (hereinafter called "AfterGlow")

                                                  OF THE FIRST PART
AND:

David Pardev Singh Grewal, businessman, having an office at 6318 Quebec Street, British Columbia, Canada, V5W 2P7. (hereinafter called "Trustee")

                                                  OF THE SECOND PART

WHEREAS:

1. AfterGlow is desirous of purchasing the rights of certain mineral claims in the Province of British Columbia but does not wish to incur the cost or liability incurred through the establishment of a subsidiary foreign corporation at this early stage of its corporate development;

2. Trustee is willing and legally capable of acting as a trustee for AfterGlow to hold the mineral claims on behalf of AfterGlow until such time as the initial three phase exploration program is completed and AfterGlow is properly able to evaluate the merits of owning the Claim in its own name or that of a subsidiary; and

3. AfterGlow and the Trustee now wish to enter into a trust agreement whereby Trustee would hold title in trust for AfterGlow to the claim on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

1. Representation and Warranties

a. AfterGlow represents and warrants to Trustee that:

i. AfterGlow is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction; and

ii. AfterGlow has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

b. Trustee represents and warrants to AfterGlow that the Trustee is legally capable and has the full power and authority to carry on as a trustee and to hold the mineral Claim as a trustee on behalf of AfterGlow and to enter this Agreement any agreement or instrument referred to or contemplated herein.

c. The representation and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising our of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained herein.

2. Termination

a. This Agreement will terminate on:

i. January 1, 2008 unless on or before that date, AfterGlow terminates in writing this Agreement; and

ii. The date on which AfterGlow incorporates a Canadian subsidiary to hold AfterGlow's interest in the Claim and transfers such interest to the subsidiary.

3. Covenants of AfterGlow

a. AfterGlow will keep the claim free and clear of all liens, charges and encumbrances arising from their operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard.

4. Covenants of Trustee

a. Trustee will not do any act or thing which would or might in any way adversely affect the rights of AfterGlow hereunder.

5. Further Assurances

a. The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

6. Notice

a. Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or facsimile transmission or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

i. if to AfterGlow Resources, Inc.
         6318 Quebec Street,
         British Columbia,
         CANADA, V5W 2P7

ii. if to David Pardev Singh Grewal
          6318 Quebec Street,
          British Columbia,
          CANADA, V5W 2P7

iii. Any notice, direction or other instrument aforesaid will, if delivered by courier or facsimile transmission, be deemed to have been given and received on the next business day following the day on which it was delivered or sent by facsimile, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

b. Any party at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses of such party for the purpose of giving notice hereunder.

7. Headings

a. The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

8. Enurement

a. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9. Terms

a. The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia.

10. Entire Agreement

a. This agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

11. Time of Essence

a. Time will be of the essence in this Agreement.

12. Enforcement of Agreement

a. The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally any may be enforced by each as against each other interests.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

AfterGlow Exploration, Inc.
---------------------------
Per: /s/ David Franc Knapfel
David Franc Knapfel, Secretary

/s/ David Pardev Singh Grewal
David Pardev Singh Grewal


Witness
-------
/s/ Julie Johal
Signature of Witness

By: Julie Johal
Printed Name of Witness



This is Schedule "A" to a Trust Agreement made as of the 24th day of March, 2005 between AfterGlow Explorations, Inc. and David Pardev Singh Grewal.


Mining Division            Claim Number                   Due Date
--------------------------------------------------------------------
OMINECA                     CQ1 513879                   2007.06.09

OMINECA                 Copper Queen Group 530690        2007.06.09